UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 27, 2021

OHIO VALLEY BANC CORP.
(Exact Name of Registrant as Specified in Its Charter)

000-20914
(Commission File Number)

Ohio	31-1359191
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

420 THIRD AVENUE, PO BOX 240
GALLIPOLIS, Ohio 45631
(Address of principal executive offices, including zip code)

(740) 446-2631
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, without par value	OVBC	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 2 – Financial Information

Item 2.02. Results of Operations and Financial Condition

GALLIPOLIS, Ohio - Ohio Valley Banc Corp. [Nasdaq: OVBC] (the “Company”) reported consolidated net income for the quarter ended September 30, 2021, of $3,036,000, an increase of $742,000, or 32.3%, from the same period the prior year.  Earnings per share for the third quarter of 2021 were $.63 compared to $.48 for the prior year third quarter.  For the nine months ended September 30, 2021, net income totaled $9,428,000, an increase of $3,869,000, or 69.6%, from the same period the prior year.  Earnings per share were $1.97 for the first nine months of 2021 versus $1.16 for the first nine months of 2020.  Return on average assets and return on average equity were 1.03% and 9.13%, respectively, for the first nine months of 2021, compared to .69% and 5.70%, respectively, for the same period in the prior year.

“Careful planning by the hometown team at Ohio Valley Banc Corp. has led to another successful quarter.  Our communities are not only starting to emerge from the pandemic, but are bouncing back with a renewed vigor as demonstrated by increased loan demand,” said Tom Wiseman, Chairman and CEO of Ohio Valley Banc Corp.  “Current low interest rates are providing opportunities for businesses and consumers alike, and our experienced teams at Ohio Valley Bank, Loan Central, and Race Day Mortgage are uniquely positioned to help those ready to take advantage of those opportunities.  Our Community First mission is more than helping our small communities survive.  We are working to be the reason they thrive.”

For the third quarter of 2021, net interest income increased $277,000, and for the nine months ended September 30, 2021, net interest income increased $741,000 from the same respective periods last year.  Contributing to the increase in net interest income was the growth in average earning assets, which was partially offset by a decrease in the net interest margin.  For the nine months ended September 30, 2021, average earning assets increased $145 million from the same period the prior year.  The increase was partly due to average loans, which increased $45 million from the first nine months of last year due to higher commercial loan balances.  In general, commercial loan demand has been positive in our markets, particularly in the counties of Pike and Athens in Ohio and Cabell County in West Virginia.  In addition, the Company participated in the SBA’s Paycheck Protection Program (PPP) to assist various businesses in our market during the pandemic.  The loan fees earned in association with the PPP loans for the nine months ended September 30, 2021 totaled $836,000, an increase of $651,000 from the same period the prior year.  As of September 30, 2021, there were $5.6 million in PPP loans still outstanding with $273,000 in deferred fees yet to be recognized.  Also contributing to earning asset growth was the $64 million increase in average balances maintained at the Federal Reserve and a $36 million increase in average security balances.  In relation to the various stimulus payments received by customers, the Company experienced a significant increase in deposit balances.  A portion of the increase in deposits was invested in the securities portfolio and, to the extent those deposits are not invested in loans or securities, they are invested at the Federal Reserve to be readily available for future funding needs.  The earnings contribution from the higher balance of earning assets was mostly offset by a decrease in the net interest margin.  For the nine months ended September 30, 2021, the net interest margin was 3.62%, compared to 4.04% for the same period the prior year.  The decrease was primarily related to the actions taken by the Federal Reserve to reduce interest rates by 150 basis points in March of 2020.  In relation to the decrease in market rates, the Company experienced a greater decrease in yield on earning assets than the average cost on interest-bearing liabilities.  This trend was partly due to certain deposits already being at or near their interest rate floor, which limited the Company’s ability to reduce deposit costs to the same magnitude as experienced on earning assets.  Furthermore, the current rate on balances maintained at the Federal Reserve is .15% and, when combined with the heightened balances, it had a dilutive effect on the net interest margin.

For the three months ended September 30, 2021, the provision for loan losses was negative $93,000, a decrease of $91,000 from the same period last year.  The negative provision expense for the third quarter of 2021 was primarily related to the continued low level of net charge offs.  As a result, the historical loss factors decreased, which contributed to lower general reserves.  For the nine months ended September 30, 2021, the provision for loan losses was negative $118,000, a decrease of $3,569,000 from the same period last year.  The decrease in provision for loan loss expense was due to a decrease in net loan charge-offs of $1,616,000 and to a decrease in the provision expense associated with the establishment of an economic risk factor for the pandemic during the first quarter of 2020.  The establishment of this risk factor resulted in additional provision expense of $1,942,000 in the first quarter of 2020.  The allowance for loan losses was .79% of total loans at September 30, 2021, compared to .84% at December 31, 2020 and .91% at September 30, 2020.  The ratio of nonperforming loans to total loans improved to .72% at September 30, 2021, compared to .82% at December 31, 2020 and .75% at September 30, 2020.

For the three months ended September 30, 2021, noninterest income totaled $2,612,000, an increase of $178,000 from the same period last year.  For the nine months ended September 30, 2021, noninterest income totaled $8,457,000, a decrease of $668,000 from the same period last year.  The primary reason for the decrease in year-to-date noninterest income was due to the receipt of a $2,000,000 settlement payment from a third-party tax software product provider for early termination of its contract during the first quarter of 2020.  As part of the settlement agreement, the Bank is processing a certain amount of tax items, which started in 2021 and will end in 2025.  For the nine months ended September 30, 2021, the Bank recognized $675,000 of additional income under the agreement.  Contributing to higher noninterest revenue was interchange income on debit and credit card transactions as customers increased spending.  Interchange income increased $107,000, or 9.5%, during the three months ended September 30, 2021, and $457,000, or 15.2%, during the first nine months of 2021, as compared to the same periods in 2020, respectively.  During the first nine months of 2021, the Company experienced lower mortgage banking income following the heightened refinance boom that occurred during 2020.  As a result, mortgage banking income decreased $266,000 and $422,000 during the three and nine months ended September 30, 2021, respectively, when compared to the same periods in 2020.

For the three months ended September 30, 2021, noninterest expense totaled $9,469,000, a decrease of $422,000 from the same period last year.  For the nine months ended September 30, 2021, noninterest expense totaled $27,953,000, a decrease of $1,059,000, or 3.7%, from the same period last year.  The Company’s largest noninterest expense, salaries and employee benefits, decreased $497,000 as compared to the third quarter of 2020 and decreased $829,000, or 4.9%, as compared to the first nine months of 2020.  The decrease was primarily related to the expense savings associated with a lower number of employees.  Further contributing to lower noninterest expense were professional fees.  For the three months and nine months ended September 30, 2021, professional fees decreased $100,000 and $314,000, respectively, from the same periods last year.  The decrease was related to lower legal fees associated with collecting troubled loans.  Partially offsetting the expense reductions described above was an increase in software expense and FDIC insurance expense.  During the three months ended September 30, 2021, software expense increased $146,000 and increased $236,000 during the first nine months of 2021, as compared to the same periods in 2020.  The increase was related to the purchase of software to enhance the platform used for the loan origination process, as well as, to process PPP loans.  For the nine months ended September 30, 2021, FDIC insurance expense increased $149,000 from the first nine months of 2020.  The increase was primarily due to assessment credits received from the FDIC in 2020 that were not received in 2021.

The Company’s total assets at September 30, 2021 were $1.245 billion, an increase of $58 million from December 31, 2020.  The increase in assets was related to a $61 million increase in securities.  The growth in securities was linked to investing the heightened deposit balances received during the first nine months of 2021.  At September 30, 2021, total deposits had increased $58 million from year end, primarily as a result of customers receiving stimulus payments.

Ohio Valley Banc Corp. common stock is traded on the NASDAQ Global Market under the symbol OVBC.  The holding company owns The Ohio Valley Bank Company, with 16 offices in Ohio and West Virginia, Loan Central, Inc. with six consumer finance offices in Ohio, and Race Day Mortgage, Inc., an online consumer direct mortgage company.  Learn more about Ohio Valley Banc Corp. at www.ovbc.com.

Caution Regarding Forward-Looking Information

Certain statements contained in this earnings release that are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Words such as “believes,” “anticipates,” “expects,” “appears,” “intends,” “targeted” and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying those statements.  Forward-looking statements involve risks and uncertainties.  Actual results may differ materially from those predicted by the forward-looking statements because of various factors and possible events, including: (i) impacts from the novel coronavirus (COVID-19) pandemic on our business, operations, customers and capital position; (ii) higher default rates on loans made to our customers related to COVID-19 and its impact on our customers’ operations and financial condition; (iii) the impact of COVID-19 on local, national and global economic conditions; unexpected changes in interest rates or disruptions in the mortgage market related to COVID-19 or responses to the health crisis;  (iv) the effects of various governmental responses to the COVID-19 pandemic; (v) changes in political, economic or other factors, such as inflation rates, recessionary or expansive trends, taxes, the effects of implementation of federal legislation with respect to taxes and government spending and the continuing economic uncertainty in various parts of the world; (vi) competitive pressures;  (vii) fluctuations in interest rates; (viii) the level of defaults and prepayment on loans made by the Company; (ix) unanticipated litigation, claims, or assessments; (x) fluctuations in the cost of obtaining funds to make loans; (xi) regulatory changes; (xii) and other factors that may be described in the Company’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission from time to time.  Forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made to reflect unanticipated events.

OHIO VALLEY BANC CORP - Financial Highlights (Unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2021	2020	2021	2020
PER SHARE DATA
Earnings per share	$0.63	$0.48	$1.97	$1.16
Dividends per share	$0.21	$0.21	$0.63	$0.63
Book value per share	$29.54	$27.76	$29.54	$27.76
Dividend payout ratio (a)	33.11%	43.82%	31.99%	54.26%
Weighted average shares outstanding	4,783,886	4,787,446	4,786,246	4,787,446

DIVIDEND REINVESTMENT (in 000's)
Dividends reinvested under
employee stock ownership plan (b)	$-	$-	$188	$154
Dividends reinvested under
dividend reinvestment plan (c)	$426	$398	$1,288	$1,142

PERFORMANCE RATIOS
Return on average equity	8.63%	6.92%	9.13%	5.70%
Return on average assets	0.96%	0.81%	1.03%	0.69%
Net interest margin (d)	3.57%	3.88%	3.62%	4.04%
Efficiency ratio (e)	72.32%	78.33%	70.88%	73.77%
Average earning assets (in 000's)	$1,164,309	$1,044,060	$1,142,658	$997,425

(a) Total dividends paid as a percentage of net income.
(b) Shares may be purchased from OVBC and on secondary market.
(c) Shares may be purchased from OVBC and on secondary market.
(d) Fully tax-equivalent net interest income as a percentage of average earning assets.
(e) Noninterest expense as a percentage of fully tax-equivalent net interest income plus noninterest income.

OHIO VALLEY BANC CORP - Consolidated Statements of Income (Unaudited)
	Three months ended		Nine months ended
(in $000's)	September 30,		September 30,
	2021	2020	2021	2020
Interest income:
Interest and fees on loans	$10,522	$10,877	$31,649	$32,389
Interest and dividends on securities	654	677	1,791	2,169
Interest on interest-bearing deposits with banks	50	20	111	200
Total interest income	11,226	11,574	33,551	34,758
Interest expense:
Deposits	692	1,274	2,374	4,150
Borrowings	175	218	555	727
Total interest expense	867	1,492	2,929	4,877
Net interest income	10,359	10,082	30,622	29,881
Provision for loan losses	(93)	(2)	(118)	3,451
Noninterest income:
Service charges on deposit accounts	514	423	1,309	1,249
Trust fees	70	64	212	193
Income from bank owned life insurance and
annuity assets	253	207	701	616
Mortgage banking income	179	445	544	966
Electronic refund check/deposit fees	----	----	675	----
Debit / credit card interchange income	1,237	1,130	3,460	3,003
Gain (loss) on other real estate owned	----	(1)	1	(84)
Tax preparation fees	3	9	752	643
Litigation settlement	----	----	----	2,000
Other	356	157	803	539
Total noninterest income	2,612	2,434	8,457	9,125
Noninterest expense:
Salaries and employee benefits	5,476	5,973	16,025	16,854
Occupancy	483	481	1,415	1,362
Furniture and equipment	287	284	852	824
Professional fees	425	525	1,282	1,596
Marketing expense	128	306	664	867
FDIC insurance	84	69	242	93
Data processing	667	538	1,902	1,841
Software	464	318	1,347	1,111
Foreclosed assets	10	38	32	117
Amortization of intangibles	11	14	38	48
Other	1,434	1,345	4,154	4,299
Total noninterest expense	9,469	9,891	27,953	29,012
Income before income taxes	3,595	2,627	11,244	6,543
Income taxes	559	333	1,816	984
NET INCOME	$3,036	$2,294	$9,428	$5,559

OHIO VALLEY BANC CORP - Consolidated Balance Sheets (Unaudited)

(in $000's, except share data)	September 30,	December 31
	2021	2020
ASSETS
Cash and noninterest-bearing deposits with banks	$14,328	$14,989
Interest-bearing deposits with banks	120,736	123,314
Total cash and cash equivalents	135,064	138,303
Certificates of deposit in financial institutions	2,500	2,500
Securities available for sale	173,448	112,322
Securities held to maturity (estimated fair value: 2021 - $9,949; 2020 - $10,344)	9,753	10,020
Restricted investments in bank stocks	7,265	7,506
Total loans	845,733	848,664
Less: Allowance for loan losses	(6,664)	(7,160)
Net loans	839,069	841,504
Premises and equipment, net	20,811	21,312
Premises and equipment held for sale, net	441	637
Other real estate owned, net	----	49
Accrued interest receivable	3,118	3,319
Goodwill	7,319	7,319
Other intangible assets, net	74	112
Bank owned life insurance and annuity assets	37,078	35,999
Operating lease right-of-use asset, net	1,235	880
Other assets	8,203	5,150
Total assets	$1,245,378	$1,186,932

LIABILITIES
Noninterest-bearing deposits	$331,195	$314,777
Interest-bearing deposits	720,480	678,962
Total deposits	1,051,675	993,739
Other borrowed funds	23,285	27,863
Subordinated debentures	8,500	8,500
Operating lease liability	1,235	880
Accrued liabilities	19,753	19,626
Total liabilities	1,104,448	1,050,608

SHAREHOLDERS' EQUITY
Common stock ($1.00 stated value per share, 10,000,000 shares authorized;
5,447,185 shares issued)	5,447	5,447
Additional paid-in capital	51,165	51,165
Retained earnings	99,400	92,988
Accumulated other comprehensive income	1,088	2,436
Treasury stock, at cost (2021 - 676,308 shares, 2020 - 659,739 shares)	(16,170)	(15,712)
Total shareholders' equity	140,930	136,324
Total liabilities and shareholders' equity	$1,245,378	$1,186,932

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OHIO VALLEY BANC CORP.
Date:	October 27, 2021	By:	/s/Thomas E. Wiseman
Thomas E. Wiseman Chief Executive Officer